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                                CHILDROBICS, INC.
                                AND SUBSIDIARIES

                                   EXHIBIT 11

          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE

                             Three Months Ended           Nine Months Ended
                             ------------------           -----------------
                                  March 31,                   March 31,
                                 -----------                 -----------
                               1996       1995             1996       1995
                               ----       ----             ----       ----

Net Loss                  ($611,473) ($278,417)     ($1,750,303) ($632,652)
                          ---------  ---------      -----------  ---------
                          ---------  ---------      -----------  ---------

Shares outstanding,
  beginning of the
  period                  4,290,000  3,850,000        4,290,000  3,850,000

Average shares issued for
  the period                130,934    120,833           86,818     39,690
                          ---------  ---------      -----------  ---------

Weighted average shares
  outstanding for the
  period                  4,420,934  3,970,833        4,376,818  3,889,690
                          ---------  ---------      -----------  ---------
                          ---------  ---------      -----------  ---------

Loss per share               ($0.14)    ($0.07)          ($0.40)    ($0.16)
                          ---------  ---------      -----------  ---------
                          ---------  ---------      -----------  ---------


                                                                EXHIBIT 11

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